EXHIBIT 99.1

                               [GRAPHICS OMITTED]

                            SELIGMAN NEW TECHNOLOGIES
                                      FUND

                                Quarterly Booklet
                                 SEPTEMBER 2003

This material is authorized for use only in the case of a prior or concurrent delivery of the offering prospectus for Seligman New Technologies Fund. Prospectuses contain more complete information, including expenses, fees, and additional risks. The Seligman New Technologies Fund is closed to new investment. This material is not an offer, or a solicitation of an offer, to purchase any securities or other financial instruments, and should not be so construed. For the most recent available performance of the Fund, please contact your financial advisor or call Seligman Advisors, Inc. at 800-221-2783.

The Board of Directors of the Fund has approved a plan of complete liquidation and dissolution with respect to the Fund. Such plan must be approved by the shareholders of the Fund. A proxy statement regarding such plan and the related shareholder meeting will be mailed to shareholders as soon as is practicable.

The Seligman New Technologies Fund is a closed-end fund and shareholders are not able to redeem their shares on a daily basis. For more information about the limited liquidity available, please consult the offering prospectus. Please keep in mind there is no guarantee as to the accuracy of market forecasts contained herein. Opinions, estimates and forecasts may be changed without notice. Past performance is not a guarantee of future results.

SELIGMAN NEW TECHNOLOGIES FUND

      I.    PORTFOLIO MANAGER COMMENTARY

      II.   TOP PRIVATE HOLDINGS PROFILES

      III.  PERFORMANCE AND PORTFOLIO ANALYSIS

      IV.   INVESTMENT GROUP


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                                PORTFOLIO MANAGER
                                   COMMENTARY

SELIGMAN NEW TECHNOLOGIES FUND

      Manager Commentary

      Public Technology Market Analysis

      Primarily benefiting from increased spending by consumers and small- and mid-sized companies, the public technology markets have made significant gains over the past few quarters. In general, though, larger corporate buyers remain on the sidelines, continuing to wait for surer signs that the economic recovery has legs and tangible effects on their bottom lines.

      Going into the new year, we expect to again see the historical fourth quarter increase in tech spending, which should benefit most sectors of technology and especially software. Over the next 12 months, we expect to see some positive incremental drivers, but none that we believe will propel broad-based demand. These incremental drivers include the shift from desktop PCs to laptops, color screens and cameras going into cell phones, increased penetration of broadband to the home, security software spending, and the increased adoption of business intelligence tools within corporations. We expect enterprise IT budgets to grow between 0% and 2% in 2003, and predict mid-single-digit growth rates for 2004.

      Looking out longer-term, we believe two important potential growth drivers will be innovations in web services that would create an upgrade cycle for enterprise applications, and broader adoption of mobile computing, whether it be more powerful laptops, better wireless data connectivity, WiFi, or third-generation cellular. Taking into consideration the current slow-growth environment, however, we believe that this is all a few years down the line.

      Near-term, we will continue to seek reasonably valued companies that have strong products and management teams that we believe have the potential to generate double-digit earnings and cash flow growth. We believe many of these companies can be found in Software, which is a space we have been concentrating on for some time now. These include innovative companies in electronic design automation, enterprise computing, security software, and business intelligence tools.

      We believe we are finally seeing the potential for improvement in the IT services sector. Engagements for systems integration and consulting projects are starting to pick up, and pricing is beginning to flatten out. We're also seeing rapid demand growth in business process outsourcing. This includes human resource and accounts payable outsourcing. Additionally, we continue to favor those processing services companies that have strong market positions and can take advantage of the economic upturn. This would include credit card and financial services processors.

      Over the past 12 months, we've been increasing our exposure to medical technology companies, particularly companies with exposure to the consolidating lab testing market and medical instrument manufacturers. We have found that within this area we can purchase companies with potentially better sustainable growth rates at more reasonable prices than we can in many traditional sectors of technology.

      We are still cautious on semiconductors and semiconductor capital equipment, though companies with exposure to notebook PCs have become more attractive. We believe semiconductor capital equipment stocks in particular are overpriced, especially in light of the fact that many vendors have been unable to price newer production equipment with significantly improved capabilities higher than previous-generation equipment. We conclude from this that the peak of the current semiconductor cycle will be lower than that of the previous cycle.

      With the exception of companies that have exposure to the percolating enterprise market, we remain on the fence concerning communications equipment. While the industry has seen some top-line growth through restructuring, we are looking for increases in earnings and cash flow, which to-date has not been compelling.

      Outside of select printer manufacturers, we are not optimistic about hardware. While we do see a bump in average selling prices as PC sales shift to notebooks, we believe this will be mitigated by the cannibalization of the desktop market.

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SELIGMAN NEW TECHNOLOGIES FUND

      Private Technology Market Analysis

      The public markets, and technology stocks in particular, seem to be telling us that the investment environment is improving. Many tech stocks are up significantly for the year, and publicly reported operating results appear to be improving as well. But more important for the sectors we typically invest in, the purse strings for IT purchases appear to be loosening. The current state of private investment, however, suggests that these positive public market developments have yet to filter down into the venture world. By numerous measures, the venture industry and its portfolios are still feeling severe aftershocks from the burst of the tech bubble in 2001.

      While investors have begun to buy initial offerings again, it has been primarily from profitable companies with annual revenues well above the range of most private companies. Merger activity and merger valuations have improved, but only in a few sectors. Recent industry studies show that overall merger activity was actually below year-earlier levels in the second quarter of 2003, and that the amount paid by a buyer was, on average, less than the total current investment in the target company.

      In this environment, venture firms are viewing new investments cautiously. Industry reports show venture assets invested in the first half of 2003 are at their lowest level since 1997, and net commitments to venture firms at their lowest level since 1993. One result of this slow investment pace is that the "overhang" of dollars committed to venture firms that has yet to be invested is being put to work slowly. By many estimates, that overhang is currently over $75 billion, which could take a long time to exhaust at the low per annum net investment rates we expect over the next few years.

      Under pressure to invest somewhere, yet faced with few compelling new opportunities, many venture firms are funneling money back into existing investments, good or bad. Because of this, we believe many industry sectors are hamstrung with startups that will likely not succeed, yet refuse to concede defeat and close their doors. These "walking dead" make life harder for the few likely survivors, underselling them out of desperation and perpetuating confusion among investors.

      Most important is the effect this has on potential corporate IT buyers, who continue to be wary of committing dollars to private vendors. There lies the conundrum -- without an increase in IT spending, many private tech vendors will not reach profitability and stability, while managers of IT budgets will look to established vendors, unwilling to wager their futures on companies that may not be around in a year.

      So, in our opinion, until private vendors once again have real access to public financing, and until more weak competitors are shaken out, we will likely not see a significant improvement in the private tech market.

      Venture Capital Pricing Policy

      J. & W. Seligman & Co. Incorporated (the "Manager") will change the fair value of a security in the portfolio based on an analysis of the information available to it. In particular, in determining fair value, the Manager places great emphasis on the financial and business condition of the venture capital companies relative to their respective business plans. In addition to changes resulting from analysis of the venture capital company's success in meeting its model, the Manager will review the fair value of a security when the Manager becomes aware of new information (whether internal or external to the venture capital company) affecting the venture capital company's ability to generate shareholder value.


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

                                   TOP PRIVATE
                                HOLDINGS PROFILES

SELIGMAN NEW TECHNOLOGIES FUND

      Top 10 Private Holdings (as of 9/30/03)

      GMP Companies, Inc.

      -----------------------------------------------
      Headquarters: Fort Lauderdale, FL
      Founded: 1999
      www.gmpcompanies.com
      Industry/Sector: Other-- Medical Technologies
      -----------------------------------------------

      Company Description:

            GMP Companies, Inc. is a global healthcare company that seeks to acquire, develop and commercialize medical technologies. These technologies are typically licensed from academic medical centers, individual inventors, research institutions and partner companies. Through the Company's two areas of focus, medical technology and biotechnology, it is developing and commercializing various medical products relating to the treatment and care of patients with medical conditions including diabetes, glaucoma, genetic diseases, cardiovascular diseases, cancer, immunologic diseases and neurologic disorders.

            The Company has established a fully integrated infrastructure that offers each business unit a direct connection to resources and expertise that spans medicine, science, engineering, law, business and more. The Company's approach reduces the organizational, administrative and financial burdens on individual business units, freeing innovators to concentrate on their research activities. Using a "research bench to patient" approach attempts to ensure that every aspect of the process is shepherded by experts in each functional area, which the Company believes increases the probability of success.

      Gateway Learning Corporation

      -----------------------------------------------
      Headquarters: Santa Ana, CA
      Founded: 1996
      www.hop.com
      Industry/Sector: Internet Business-to-Consumer
      -----------------------------------------------

      Company Description:

            Gateway Learning Corporation, with its Hooked on Phonics(R) trademark, is one of the most recognized brands in the children's learn to read category. To date, the company has helped many children develop their reading skills. Their educational experts and product development staff continue to expand the Hooked on Phonics product offerings, while leveraging the brand name into other areas of learning. The company's proprietary learning systems, including Hooked on Math and Hooked on School Success, are convenient for parents and incorporate incentives that motivate the child to progress through the programs and thus to remain interested in reading and learning. A Hooked on Phonics Classroom Edition is also available for teachers to provide a balanced reading program in the classroom. Learning systems are sold through a professional telemarketing organization using the widely recognized 1-800-ABCDEFG phone number and online through their website at www.hookedonphonics.com or www.abcdefg.com. The company's strategic focus has been to provide parents and educators with customized solutions that meet the individual reading and learning needs of their children and students.

      LifeMasters Supported SelfCare, Inc.

      -----------------------------------------------
      Headquarters: Irvine, CA
      Founded: 1994
      www.lifemasters.com
      Industry/Sector: Digital Enabling Technologies
      -----------------------------------------------

      Company Description:

            LifeMasters(TM) Supported SelfCare, Inc. is an is an interactive disease management company dedicated to improving clinical outcomes for individuals, providing decision support for physicians, and reducing costs for payors. The Company consists of medical professionals, information specialists, and administrators with offices in Irvine, South San Francisco, and Sacramento, California and Albuquerque, New Mexico. LifeMasters partners with some of the most respected health plans, physician organizations, and employers in the country.

            LifeMasters is fully accredited by the National Committee for Quality Assurance (NCQA) to provide disease management services in each of five disease categories, including: diabetes, congestive heart failure (CHF), coronary artery disease (CAD), chronic obstructive pulmonary disease (COPD) and asthma.

            Founded in 1994 by Harvard-trained physician David E. Goodman, MD, LifeMasters is among the first healthcare companies in the nation to provide disease management for chronically ill individuals by combining communications technology with ongoing nursing support. LifeMasters offers a suite of condition-specific chronic illness management programs to help those suffering from one or more chronic diseases. Programs are available in all 50 states, the District of Columbia, and Puerto Rico.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.


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SELIGMAN NEW TECHNOLOGIES FUND

            LifeMasters' customers are organizations that are accountable for the cost and quality of healthcare. They include leading health plans, employers and governmental organizations. Reimbursement options range from individual case rates to risk-sharing population-based arrangements

      iBiquity Digital Corp.

      -----------------------------------------------
      Headquarters: Columbia, MD
      Founded: 1998
      www.ibiquity.com
      Industry/Sector: Wireless
      -----------------------------------------------

      Company Description:

            iBiquity Digital Corporation (iBiquity) is the developer of the HD Radio(TM) digital broadcasting technology that enables digital radio signals to ride the same airwaves as analog AM/FM radio. HD Radio allows any radio station to deliver CD-like sound to the listening public, along with wireless data services carrying information such as news and entertainment. This is an FCC-approved system that provides for true, end-to-end digital broadcasting within the existing spectrum in conjunction with continued analog broadcasts to legacy receivers.

            Since the FCC has approved HD Radio as the digital AM/FM system for the US market, the nation's AM and FM broadcasters and radio receivers can transition from analog to digital over the course of the next several years. Radio stations in 100 markets have begun the transition to HD Radio technology, reaching 65% of the US population. As HD Radio has been designed to work within the current AM and FM spectrum allocations, consumers will be able to enjoy continued use of their existing analog receivers as well as benefit from the higher quality and additional services offered by the new generation of HD Radio-equipped receivers.

      Edison Venture Fund IV, L.P.

      -----------------------------------------------
      Headquarters: Lawrenceville, NJ
      Founded: 1986
      www.edisonventure.com
      Industry/Sector: Fund of Funds
      -----------------------------------------------

      Company Description:

            Edison Venture Fund, by forging partnerships with entrepreneurs, service providers and other financing sources, supports the building of successful companies.

            They invest in expansion stage ($5 to 20 million revenue) information technology companies located in the New York City to Virginia corridor. They invest $3 to 5 million initially and usually are the sole or lead investor.

            Edison's capital pool exceeds $400 million in five independent limited partnerships, of which Edision Venture Fund IV, L.P. is one. Their diversified strategy includes venture capital, expansion financings, management buyouts, consolidations, and secondary stock purchases. Their 115 investments include 50 software companies, 20 communications leaders and 10 management buyouts. Edison has invested in 10 companies providing software and services for major pharmaceutical and biotechnology companies. Edison has invested in 9 companies providing financial applications and services.

            They are sponsors and leaders in many entrepreneurial, venture and technology groups throughout New Jersey, Pennsylvania, Delaware, Maryland and Virginia. Their headquarters is located near Princeton, with satellite offices near Philadelphia and in Northern Virginia.

      The Petroleum Place, Inc.

      -----------------------------------------------
      Headquarters: Englewood, CO
      Founded: 1995
      www.petroleumplace.com
      Industry/Sector: Enterprise Business Infrastructure
      -----------------------------------------------

      Company Description:

            Petroleum Place (P2) provides a comprehensive suite of transaction services and software solutions for the upstream energy industry. P2 offers fully integrated financial and operational management systems and a comprehensive suite of data access and analysis software. Enterprise software products and services are offered through P2 Energy Solutions (P2ES), established through the merger of Paradigm Technologies, Novistar and Petroleum Financial (PFI). P2ES has implemented financial and operational management systems at more than 210 companies, including major integrated companies and leading independents.

            Transaction Services are offered through three subsidiary companies
            - The Oil & Gas Asset Clearinghouse, Petroleum Place Energy Advisors and Petro TradeLinks. Through these companies, Petroleum Place offers a comprehensive suite of transaction and brokerage services for the acquisition and divestiture of oil and gas properties. The Oil & Gas Asset Clearinghouse is a leading provider of auction services. The Clearinghouse hosts regularly scheduled auctions that feature both live floor

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.

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SEPTEMBER 2003

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SELIGMAN NEW TECHNOLOGIES FUND

            and Internet bidding. Properties are marketed to The Clearinghouse's qualified network of thousands of buyers through both a printed auction sale brochure and online through Data Room Explorer.

            Petroleum Place Energy Advisors provides negotiated transaction and advisory services for the acquisition and divestiture of oil and gas properties. Managed by a team of acquisition and divestiture professionals, Petroleum Place Energy Advisors employs a full complement of geotechnical services and utilizes Internet platforms for the marketing and evaluation of properties and prospects. Petro TradeLinks is a members-only organization for senior acquisition and divestiture managers representing 60 energy companies. Members can review properties available for sale or trade in a secure environment hosted on P2 and network with other members either online or at events to facilitate transactions.

            In addition, P2 offers AssetExplorer, an integrated e-marketing services and technology platform that enables the effective, efficient online marketing of assets. Assets are featured in electronic data rooms (EDR) on the P2 Web site and marketed to a broad, yet targeted group of prospective buyers. AssetExplorer is ideally suited for the marketing of prospects, joint ventures, farmouts, leases and licenses. The Clearinghouse, P2 Energy Advisors and Petro TradeLinks also utilize AssetExplorer as a platform to promote and enable the evaluation of properties and packages. P2 provides dedicated Internet technology, development and support for its subsidiary companies, enabling each to focus on their core business while extending their offerings to the Internet.

            Through Strata Web Systems, P2 offers a suite of online data access and analysis applications - DataMap, Query Manager and Production Data Analysis - designed to provide quick, convenient access to and analysis of US and Canadian industry data.

      WaldenVC II, L.P.

      -----------------------------------------------
      Headquarters: San Francisco, CA
      Founded: 1974
      www.waldenvc.com
      Industry/Sector: Fund of Funds
      -----------------------------------------------

      Company Description:

            WaldenVC is a San Francisco-based venture capital firm that invests in technology and media companies. Focus areas include software, media, information and education services, and emerging platforms.

            WaldenVC's core strengths include the following:

            o Hands-On Experience: WaldenVC's general partners and venture partners have operating experience at technology and new media companies and a long track record of growing startups.

            o Corporate Investors: In addition to investing in the fund, WaldenVC's corporate investors bring a wealth of contacts and channels that enables WaldenVC's portfolio companies to grow.

            o Investment Banking Background: With deep contacts in the investment banking world, WaldenVC's partners can play a key role in introducing private companies to potential partners and helping companies evaluate all of their strategic options.

            o International Network: WaldenVC is part of The Walden Group, a twenty-eight-year old network of venture funds that comprises Walden Israel, Walden International Investment Group, as well as numerous other funds, primarily in Asia.

      HomeGain.com, Inc.

      -----------------------------------------------
      Headquarters: Emeryville, CA
      Founded: 1999
      www.homegain.com
      Industry/Sector: Internet Business-to-Consumer
      -----------------------------------------------

      Company Description:

            HomeGain's mission is to provide an honest and informative resource to help homeowners navigate the home selling and buying process. The Company focuses on three primary areas: finding out what a current or future home is worth; preparing a home for sale; and finding the right real estate agent. HomeGain strives to create an innovative and efficient channel for homeowners and buyers to connect with qualified real estate agents while preserving their privacy and control. HomeGain is an independent real estate site with no direct affiliations to any other real estate firms.

            HomeGain's core offering is the ability for home sellers to screen and identify qualified, competitive real estate agents. The success of this product offering led the Company to expand this to home buyers. The result is a comprehensive online service for both homeowners and real estate agents designed to facilitate a homeowner's transactions while saving valuable time and resources. The Company's offerings include:

            Agent Evaluator: HomeGain's Agent Evaluator tool allows home sellers and buyers to identify qualified, professional real estate agents and begin the selection process online. Homeowners can anonymously compare and contrast qualifications and proposals from a number of local agents before choosing whom they want to meet and hire.

            Home Valuation Tool: Homeowners can find out possible value ranges for their home with HomeGain's customized Home Valuation tool, which taps an expansive property record database to provide a report including recent comparable home sales in the neighborhood and their sales prices.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.

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SELIGMAN NEW TECHNOLOGIES FUND

            Home Sale Maximizer: Homeowners can identify the top 10 low-to-moderately priced home improvements that will maximize the sale price of their home, allowing them to create a budget and calculate potential returns on investment.

            PMI Saver: Homeowners can determine if they qualify to cancel their private mortgage insurance (PMI). This calculator links with HomeGain's free Home Valuation Tool, which gives the consumer a value range for their property. Then, a current value figure is added to the PMI Saver, along with the monthly PMI payment amount, purchase price of the home, down payment amount and current loan balance. The PMI Saver calculates within seconds the equity level achieved and whether it's sufficient for the homeowner to qualify for cancellation of PMI.

            Calculators: HomeGain offers valuable financing tools, enabling homeowners to:

            o Calculate capital gains tax and net proceeds from the sale of their home.

            o Compare the cost of moving into a new home with the cost of improving their current home.

            o Compare monthly costs of buying a larger home to current monthly costs of staying in their current home.

            Library: HomeGain provides free access to articles and consumer guides containing valuable real estate information for home sellers and buyers. HomeGain's library contains hundreds of answers to frequently asked questions, a glossary of real estate terms and even an extensive list of questions to ask when interviewing prospective agents.

      Innocal II, L.P.

      -----------------------------------------------
      Headquarters: Costa Mesa, CA
      www.innocal.com
      Industry/Sector: Fund of Funds
      -----------------------------------------------

      Company Description:

            InnoCal is a private venture capital firm funded by institutional and private investors. They focus on investing in early stage information technology with the majority of investments located in Southern California. InnoCal is an information technology venture investor and as such are currently focused on enterprise software, wireless technologies, communications, Internet and broadband technologies, and high growth businesses in other viable IT sectors. The partners at InnoCal work as a team and collectively have over 65 years of experience in venture capital. Total investment in a given portfolio company may range from $1 million to $5 million, with $3 million as an average initial investment. Typically, they are lead investors, often times leading a syndicate of multiple venture capital or strategic investors. Given their deep and long term relationships in the venture capital business, they can add value by bringing together many investors in a round of financing.

            InnoCal seeks opportunities with the following characteristics:

            o Exceptional management teams - those that have the knowledge, skills and ambition required to build highly successful companies.

            o Early and expansion stage companies seeking a first or second round of venture financing.

            o Companies with proprietary technology or "know-how" barriers to competitive market entry.

            o Companies which have the potential to dominate a promising market niche.

      Access Data Corporation

      -----------------------------------------------
      Headquarters: Pittsburgh, PA
      Founded: 1997
      www.accessdc.com
      Industry/Sector: Digital Enabling Technologies
      -----------------------------------------------

      Company Description:

            Access Data Corporation is a provider of web-native application solutions to the investment management and financial services industries. Access Data offers clients a comprehensive suite of software applications and professional service offerings to integrate and automate critical investment management and investment sales reporting functions. It is a specialty firm dedicated to the financial services industry, offering business, technical, creative, software, and managed hosting services -- all under one roof. Drawing upon extensive "client-side" experience, the firm has transitioned from a pure professional services company to a product-based focus. Access Data's product offerings include:

            o Access Data SalesVision(SM) -- a web-native analytical data warehouse and comprehensive reporting solution for the asset management industry

            o ACCESSkm(SM) -- a knowledge management solution for the financial and professional services industry

            o CallTrends(SM) -- an automated call center monitoring and reporting tool

            o InTouch(SM) -- a real-time customer feedback and analysis tool for call center support

            In addition, Access Data offers high availability Managed Services for these and other products at the company's state-of-the-art Technology Center.

            Access Data's client base consists of premier money management, brokerage, and insurance organizations in the U.S.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.

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                                 PERFORMANCE AND
                               PORTFOLIO ANALYSIS

SELIGMAN NEW TECHNOLOGIES FUND

Performance & Portfolio Analysis (9/30/03)

New Technologies Fund   Inception Date: 07/27/1999

Portfolio Returns
                                                                       Goldman
                                                          Goldman       Sachs
                                              Fund         Sachs       Blended
                                           Performance   Tech Index    Index(1)
--------------------------------------------------------------------------------
Cumulative Total Return Since Inception       -76.7%       -46.4%       -51.1%
--------------------------------------------------------------------------------
Average Annual Return Since Inception         -29.4%       -13.9%       -15.7%
--------------------------------------------------------------------------------
One Year Total Return                          -8.3%        66.0%       101.6%
--------------------------------------------------------------------------------
YTD Total Return                               -3.3%        35.7%        59.6%
--------------------------------------------------------------------------------

Sector Analysis (% of NAV)

                                               Public      Private       Total
--------------------------------------------------------------------------------
Broadband and Fiber Optics                      0.6%         1.1%         1.7%
--------------------------------------------------------------------------------
Digital Enabling Technologies                   3.5%         8.6%        12.1%
--------------------------------------------------------------------------------
Enterprise Business Infrastructure              9.1%         2.5%        11.6%
--------------------------------------------------------------------------------
Internet Business-to-Consumer                   1.1%         5.6%         6.7%
--------------------------------------------------------------------------------
Wireless                                        0.7%         3.6%         4.3%
--------------------------------------------------------------------------------
Other                                          15.9%        47.7%        63.6%
--------------------------------------------------------------------------------
Total                                          30.9%        69.1%       100.0%
--------------------------------------------------------------------------------

Top Holdings

Top 10 Public Holdings
(Represents 10.8% of Net Assets)
--------------------------------------------------------------------------------
Symantec
--------------------------------------------------------------------------------
Synopsys
--------------------------------------------------------------------------------
Microsoft
--------------------------------------------------------------------------------
Lexmark International
--------------------------------------------------------------------------------
SunGard Data Systems
--------------------------------------------------------------------------------
Laboratory Corporation of America Holdings
--------------------------------------------------------------------------------
Computer Associates International
--------------------------------------------------------------------------------
Autodesk
--------------------------------------------------------------------------------
Amdocs
--------------------------------------------------------------------------------
Quest Diagnostics
--------------------------------------------------------------------------------

Top 10 Private Holdings
(Represents 60.7% of Net Assets)
--------------------------------------------------------------------------------
GMP Companies
--------------------------------------------------------------------------------
Gateway Learning
--------------------------------------------------------------------------------
LifeMasters Supported SelfCare
--------------------------------------------------------------------------------
iBiquity Digital
--------------------------------------------------------------------------------
Edison Venture Fund IV
--------------------------------------------------------------------------------
The Petroleum Place
--------------------------------------------------------------------------------
WaldenVC II
--------------------------------------------------------------------------------
Homegain.com
--------------------------------------------------------------------------------
InnoCal II
--------------------------------------------------------------------------------
Access Data
--------------------------------------------------------------------------------

Venture Capital Advance/Decline Information(2)
Since 6/30/03                                                 # of Co's
--------------------------------------------------------------------------------
Advancing Issues                                                     11
--------------------------------------------------------------------------------
Declining Issues                                                     13
--------------------------------------------------------------------------------
Active Investments(3)                                                56
--------------------------------------------------------------------------------

Venture Capital Liquidity Events
Completed IPOs Since Inception                                       15
--------------------------------------------------------------------------------
Companies Acquired by
Third Party Since Inception                                          16
--------------------------------------------------------------------------------
Companies Currently in
SEC Registration                                                      0
--------------------------------------------------------------------------------
Total Private Investments
Since Inception                                                     115
--------------------------------------------------------------------------------
Failed Investments(4)                                                44
--------------------------------------------------------------------------------


Venture Capital Private Funding                            Percent of Net Assets
--------------------------------------------------------------------------------
Private Securities                                                 69.1%
   Private Securities Funded to Break-Even(5)                      62.5%
   Private Securities Subject to Financing Risk(6)                  6.6%
--------------------------------------------------------------------------------
Average Months Remaining Cash for Operations
(for Private Securities Subject to Financing Risk)                  5.1
--------------------------------------------------------------------------------

See footnotes on page 13. This page and the information contained herein cannot be reviewed, discussed or shown unless accompanied by the footnotes contained on page 13 of this Quarterly Booklet.

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SELIGMAN NEW TECHNOLOGIES FUND

      Footnotes

      Past performance is no guarantee of future results.

      Returns for the Fund assume the reinvestment of all dividends and distributions. Returns are calculated based on the net asset value and with the effect of the initial 3% maximum sales charge. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. In addition, an investment in the Fund involves investment risks, including the possible loss of principal.

      For more information, including a Private Placing Memorandum that contains information about fees, expenses and risks, please contact your financial advisor. An investment in the Fund may only be made on the basis of a Private Placing Memorandum.

      The Board of Directors of the Fund has approved a plan of complete liquidation and dissolution with respect to the Fund. Such plan must be approved by the shareholders of the Fund. A proxy statement regarding such plan and the related shareholder meeting will be mailed to shareholders as soon as is practicable.

      The Fund currently has no assets available for new investments in venture capital companies, although the Fund is permitted to make follow-on investments in current portfolio companies under certain circumstances.

      The Fund is actively managed and its holdings are subject to change.

      The Fund invests primarily in the stock of technology companies, including private companies typically not available to the general public. This venture capital investing is highly speculative. Additionally, such stocks may be subject to increased government regulation and offer limited liquidity. Investments concentrated in one economic sector, such as technology, may be subject to greater price fluctuations than a portfolio of diversified investments. The stocks of smaller companies may be subject to above-average market price fluctuations. Please consult the Fund's Private Placing Memorandum for more information about risk.

      Investors cannot invest directly in unmanaged indices, such as the Goldman Sachs Technology Index. Returns for the Goldman Sachs Technology Index assume the reinvestment of any distributions and do not include sales charges. The Goldman Sachs Technology Index reflects the performance of publicly traded companies only.

      (1) The Goldman Sachs "Blended" Index is an index created by J. & W. Seligman & Co. Incorporated ("Seligman"), the Funds' manager, using four of the six sub-indices within the Goldman Sachs Technology Index. The Blended Index consists of a twenty-five percent equal weighting in the following Goldman Sachs Technology Index sub-indices: Goldman Sachs Software Index (Symbol: GSO); Goldman Sachs Internet Index (Symbol: GIN); Goldman Sachs Multimedia Networking Index (Symbol: GIP); and Goldman Sachs Semiconductor Index (Symbol: GSM). The Manager selected these four sub-indices because, in its view, they better represent the sectors within the technology industry in which the Funds primarily invest. The Funds' holdings, however, are not evenly weighted among these four sectors, and the weightings of the holdings of either or both Funds may differ significantly among these sectors. Material investments have been and may be made outside these sectors. The Funds are actively managed and their holdings are subject to change.

      (2) An advancing issue is a company whose valuation has increased since the last reporting period for reasons including, but not limited to, new rounds of financing, revised financial projections, exchange rate fluctuations and exceeding performance expectations. Similarly, a declining issue is one whose valuation has decreased since the last reporting period.

      (3) Includes companies that are funded to break-even (see footnote 5), not funded to break-even, failed investments that have not declared bankruptcy (see footnote 4), fund of fund investments, and public holdings originated from private investments.

      (4) Includes those companies that have filed for bankruptcy and those companies that Seligman believes will imminently file for bankruptcy or have reduced their operations to the extent that there can be no meaningful business going forward.

      (5) Seligman evaluates each private company in the portfolio and determines whether, in its view, a company may reach break-even/profitability with existing capital. If a company is classified as "Funded to Break-Even" it means that it is able, in the opinion of Seligman, to fund its operations without additional outside financing. That determination may differ significantly from the view of the company itself and from actual results. There can be no assurances that such companies will actually break-even or remain or become profitable.

      (6) Those companies that, in the opinion of Seligman, do not currently have sufficient capital to reach break-even.

      This material is authorized for use only in the case of a prior or concurrent delivery of the offering prospectus for Seligman New Technologies Fund. Prospectuses contain more complete information, including expenses, fees, and additional risks. The Fund is closed to new investment. For the most recent available performance of the Fund, please contact your financial advisor or call Seligman Advisors, Inc. at 800-221-2783.


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

                                INVESTMENT GROUP

SELIGMAN NEW TECHNOLOGIES FUND

[PHOTO]

Thomas Hirschfeld

Managing Director
(New York)

Joined Seligman: 2001

Investment Experience: 14 years

Co-Portfolio Manager for Seligman New Technologies Fund and Seligman New Technologies Fund II and Seligman New Technologies Venture Fund and Seligman New Technologies Venture Fund II. Heads Seligman's Venture Capital effort.

Prior Experience:

General Partner, Patricof & Co. Ventures. Vice President, Investment Banking at Salomon Brothers. Assistant to the Mayor of New York City.

Education:

BA (Classics) - Harvard; MA (Economics, Politics) - Oxford

Private Industry Coverage:

Software (Mainframe/ Platform/ Utilities, Applications/ Security)

[PHOTO]

Richard M. Parower, CFA

Senior Vice President (New York)

Joined Seligman: 2000

Investment/Industry Experience: 9 years

Co-Portfolio Manager for Seligman New Technologies Fund and Seligman New Technologies Fund II and Seligman New Technologies Venture Fund and Seligman New Technologies Venture Fund II. Also co-manages Seligman Global Technology Fund.

Prior Experience:

Senior Analyst covering Global IT at Citibank Global Asset Management. Senior Analyst with Montgomery Asset Management. Securities Analyst with GT Capital Management and Cowen Asset Management.

Education:

BA (Economics) - Washington University; MBA (Finance/International Business) - Columbia

Public Industry Coverage:

Software (Applications & Security), TechnologyServices (IT Services/ Consulting/Data Processing)

[PHOTO]

Greg Cote

Vice President/
CFO - Venture Capital
Investments (California)

Joined Seligman: 1999

Investment Experience: 11 years

Prior Experience:

Vice President, Venture Bank (div. of PNC). High-tech loan group, Comerica. CFO, Microsystems Development Corp.

Education:

BS (Economics) - University of Michigan; MBA (Marketing) summa cum laude - UCLA

Private Industry Coverage:

Software, Wireless

[PHOTO]

Vishal Saluja

Senior Vice President (California)

Joined Seligman: 2000

Investment/Industry Experience: 11 years

Prior Experience:

Vice President, focusing on late-stage venture capital technology investments, Franklin Templeton Group. Engagement Manager focusing on financial services industry at McKinsey & Co.

Education:

BS (Finance) summa cum laude / BAS (Applied Science) - University of Pennsylvania/Wharton and School of Engineering; MBA - Stanford

Private Industry Coverage:

Networking, Wireline Equipment

Public Industry Coverage:

Wireline Equipment, Electronic Design Software, Semiconductors (Communications
ICs)

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

SELIGMAN NEW TECHNOLOGIES FUND

[PHOTO]

Ajay Diwan

Senior Vice President (California)

Joined Seligman: 2001

Investment Experience: 13 years

Prior Experience: Senior analyst covering data networking, optical, and wireless industries at Goldman Sachs; analyst covering data networking at PaineWebber.

Education:

BS (Electrical Engineering and Applied Physics) - Case Western Reserve; MBA (Finance) - Columbia

Private Industry Coverage:

Networking, Wireline Equipment, Data Storage, Semiconductor Capital Equipment

Public Industry Coverage:

Networking, Wireless and Wireline Equipment, Data Storage, Semiconductor Capital Equipment

[PHOTO]

Lauren Wu

Assistant Vice President
(California)

Joined Seligman: 2001

Investment Experience: 5 years

Prior Experience:

Associate, Wasserstein Ventures. Associate, Financial Sponsors Investment Banking at Merrill Lynch. Business Analyst at McKinsey & Co.

Education:

BS (Industrial Engineering Wilson Medal Scholar) - University of Toronto; MBA (Financial Management) - MIT/Sloan

Private Industry Coverage:

Generalist

[PHOTO]

Sangeeth Peruri

Assistant Vice President
(California)

Joined Seligman: 2000

Investment Experience: 3 years

Prior Experience:

Analyst, Technology Investment Banking group at Morgan Stanley.

Education:

BA (Economics) Phi Beta Kappa - Brown. Rotary Scholarship, Henry Martyn Institute in Hyderabad, India.

Private Industry Coverage:

Semiconductors, Computers and Peripherals, Networking, Wireline Equipment

Public Industry Coverage:

Semiconductors


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